MEMORANDUM OF AGREEMENT REGARDING JOINT VENTURE


     This memorandum of Agreement is dated the 16 day of June 2000 and is between World Sales & Merchandising Inc. ("WSMI") and E-Vegas.Com Inc. (E-Vegas"),

The  provisions of this Memorandum of Agreement are  as follows:

     1. WSMI and E-Vegas agree to form a joint venture for the purpose of creating a gaming Portal and eventually an 1P0 and for such other purposes as may be agreed upon in Writing from time to time or as may be specified in Schedule A.

     2. The principal place of business of the joint venture shall be 249 Queens Quay West Unit 101, Toronto, Ontario, M5J 2N5 or such other place as WSMI and E-Vegas may jointly determine.

     3. The joint venture shall commence upon the execution and delivery of this Agreement. The joint venture and this Agreement shall terminate on June 30,2005 unless the parties have entered into a written agreement which extends or supersedes this Agreement. The fiscal period of the joint venture shall terminate on such date in each year as WSMI and E-Vegas may jointly determined.

     4. The contribution of WSMI and &Vegas to the joint venture are described in Schedule A.

     5. Revenues of the joint venture shall be allocated between the two joint ventures as to 50% each and distributed as outlined in Schedule "A".

     6. The obligations of the parties to the joint venture are described in Schedule "A". The costs of each party to carry out its obligations as set forth in Schedule "A" "I be borne by each party.

     7. The name of the joint venture shall be Gamble-gate.com.

     8. All right, title and interest in any assets and property acquired through any expenditure of a capital nature made by or behalf or on behalf of the joint venture, shall be as described in Schedule "A"

     9. The rights, duties, obligations, and liabilities of the parties pursuant, to the joint venture shall be several and not joint . Nothing herein shall create, or shall be construed as creating, a partnership of any kind or as imposing upon my partnership duty, obligation or liability to any other party. Nothing herein shall constitute, or be considered or interpreted as constituting any party the agent or representative of any other party and no party shall hold itself out as an agent for any other party except as may be expressly provided herein.


     10. All confidential information and trade secrets of it party shall be kept confidential by the other party and shall not be used by the other party except to the extent which may be reasonably necessary to carry out the joint venture. This paragraph shall survive expiration or termination of this Agreement.

     11. Each of the parties from time to time and at all times do such further acts and execute and deliver all such further deeds and documents as are reasonably required in order to fully perform and carry out the term of this Agreement.

     12. A party shall not, except as may be required by this Agreement or by applicable laws, use suffer or permit to be used, directly or indirectly, the name of the other party for any purpose related to this Agreement.

     13. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement. No amendment or variation of the provisions of this Agreement shaft be binding upon it party unless it is evidenced in writing duly expected by that party.

     14. This Agreement shall enure to the benefit of, and be binding upon the parties and their respective belts, executors, administrators, personal legal representatives, successors and permitted assigns.

     15. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the parties hereby submit to the Jurisdiction of the Courts of the Province of Ontario for any purpose arising out of or in connection with this Agreement.

     IN WITNESS WHEREOF the Parties hereto have hereunto duly executed this Agreement as of the day and you first above written.

WORLD SALES & MERCHANDISING INC

Per;
/S/ Brian Zufelt

E-VEGAS.COM, INC.

Per,

/S/ Antal Markus
                                   SCHEDULE A

           Additional Purposes for the Joint Venture
           In General
           gaming information portal
           medium for demonstrating the product
           build membership through extended services and content revenue through advertising and merchandising create partnerships able to generate revenue (ex, travel agencies)

           Contributions of the Parties
           In General WSMI
           portal infrastructure including sever and software to operate the site marketing of the site and its services marketing and distribution of gaming software to operators for

           In General E-Vegas.COM, Inc.
           gaming infrastructure including server and software general gaming information

           In General Both Parties
           work together to create partnerships that bring editorial content, revenue end membership growth

           Distribution of Revenues
           50% to WSMI and 50% to E-Vegas

           Obligations of the Parties

           In General WSMI
           begin portal design ASAP
           complete portal structure by August 3, 2000 market site maintain portal site updates (not including gaming software updates)

            In General E-Vogas
            provide and maintain software demo and licensing provide use of software for incentives keep developing software (wireless)

            In General both Parties
            actively create beneficial partnerships


            Ownership of Property

            In General WSMI
            site structure
            site URL

            In General E-Vegas
            gaming software and related infrastructure

            In General Both Parties
            Both parties will access to the membership list of the portal
            Use of the membership list should be approved by the board of the joint venture

            Future Management

            2 Directors each